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                                                                  Exhibit 99h(2)

                       UNDERWRITER PARTICIPATION AGREEMENT

          This Agreement, dated as of September [ ], 2003, is entered into among Western Asset Management Company (the "Investment Adviser"), Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund (the "Fund") and Claymore Securities, Inc. ("Claymore") with respect to certain distribution assistance to be provided by Claymore to the Fund, limited exclusively to providing offering and marketing materials and additional information to registered broker-dealers who are part of the underwriting syndicate publicly offering common shares of beneficial interest (the "Common Shares") and at a later date preferred shares of beneficial interest (if any) of the Fund (collectively, the "Shares"). In consideration of their mutual promises and in consideration of the Fund and Claymore entering into a certain servicing agreement, dated as of September __, 2003 (the "Servicing Agreement"), the parties agree as follows:

1.   STATUS OF CLAYMORE

     (a) Claymore represents and warrants to the Investment Adviser and the Fund that:

          (i) It is a broker-dealer registered as such with the Securities and Exchange Commission (the "SEC") and is registered or qualified in all capacities and jurisdictions required by reason of any participation in the distribution of Shares by it while providing the services described above, and each employee or agent of Claymore who participates in the distribution of Shares has all necessary licenses and qualifications in all capacities and jurisdictions required by reason of any participation in the distribution of Shares pursuant to this Agreement.

          (ii) Claymore is a registered broker-dealer and is a member of the National Association of Securities Dealers, Inc. (the "NASD"). Claymore agrees to abide by all applicable law, including, without limitation, all of the rules and regulations of the NASD (including, without limitation, the NASD Rules of Fair Practice), in connection with the participation in the distribution of Shares. Claymore agrees to notify the Investment Adviser and the Fund in writing immediately in the event of (A) its expulsion or suspension from the NASD, or (B) its being found to have violated any applicable federal or state law, rule or regulation (1) in connection with its activities as a broker-dealer or in connection with this Agreement, or (2) which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Claymore's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of Claymore from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon the Fund's or the Investment Adviser's written notice of termination to Claymore.
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          (iii)  Claymore is familiar with and understands the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and has substantial experience with offers and sales of securities by issuers involving a public offering under the 1933 Act.

          (iv) Claymore is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Kansas, and has the corporate power and authority to execute this Agreement.

          (v) Each of the execution and delivery by Claymore of this Agreement and the performance by Claymore of its obligations hereunder has been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the certificate of incorporation or by-laws of Claymore, or any provision of any indenture, agreement or other instrument to which Claymore is a party or by which any of its properties or assets is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

          (vi) This Agreement has been duly executed and delivered by Claymore and constitutes the legal, valid and binding obligation of Claymore, enforceable in accordance with its terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting creditor's rights generally; and (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          (vii) Claymore holds all governmental and other licenses, permits, franchises and other authorizations necessary for the conduct of its business as proposed to be conducted herein, including all necessary registrations with respect to broker-dealer activities.

     (b) The Fund assumes no obligation or responsibility as to Claymore's right to participate in the distribution of the Fund's Shares in any jurisdiction. If Claymore, while performing the services it provides the Fund hereunder, becomes subject to the laws of any jurisdiction, Claymore will take, at its own expense, such action, if any, as may be necessary to comply with the laws of such jurisdictions.

     (c) Claymore agrees that it will maintain the registrations, qualifications, exemptions, memberships and authorizations referred to in paragraphs (a) and (b) in good standing and in full force and effect throughout the term of this Agreement.

2.   CLAYMORE'S COVENANTS.

     (a) Claymore covenants and agrees that, in connection with providing the services as described in the first paragraph above ("permitted activities"), Claymore will engage in the permitted activities solely with registered broker-dealers, and will not participate in any

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distribution of Shares to any person that is not a registered broker-dealer, and will not offer Shares, or solicit offers for Shares, of the Fund.

     (b) Claymore covenants and agrees that it will not make any representations or provide any information to any person concerning the Fund other than those contained in the Fund's registration statement on Form N-2 relating to the Common Shares, as amended from time to time (the "Registration Statement"), or any marketing materials approved by the Fund and the Investment Adviser.

     (c) Claymore covenants and agrees to use information provided by the Fund or the Investment Adviser only in the manner intended (e.g., documents marked "internal use only" will not be disseminated to any person other than a registered broker-dealer).

3.   INDEPENDENT CONTRACTOR.

          Neither the Investment Adviser nor the Fund shall be liable for any acts of Claymore or any employee or agent of Claymore, and nothing contained herein shall be construed as creating, or be deemed to create, the relationship of employer and employee between Claymore and the Fund or the Investment Adviser, nor any agency, joint venture, or partnership among the parties. Claymore shall at all times be and be deemed to be an independent contractor. Claymore, its employees and agents shall under no circumstances have any authority to act for or to bind the Investment Adviser or the Fund in any way or to sign the name of the Investment Adviser or the Fund or to represent that the Investment Adviser or the Fund is in any way responsible for the acts or omissions of Claymore. Claymore shall not be required to devote any minimum amount of time to performing its obligations under this Agreement.

4. REPRESENTATIONS AND WARRANTIES BY THE FUND. The Fund represents and warrants to Claymore as of the date hereof as follows:

     (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS. Each of the Registration Statement and any registration statement filed pursuant to Rule 462(b) under the 1933 Act ("Rule 462(b) Registration Statement") has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to
Section 8(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund, are contemplated by the SEC, and any request on the part of the SEC for additional information has been complied with in all material respects.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (except any post-effective amendments filed with the SEC after the later of (x) one year from the date of this Agreement or (y) the date on which the distribution of the Common Shares is completed) became effective, the Registration Statement, the Rule 462(b) Registration Statement, the notification of Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1940 Act and did not and will not contain an

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untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus (as defined below) nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The final prospectus in the form first furnished to the underwriting syndicate for use in connection with the offering of the Common Shares, including the statement of additional information incorporated therein by reference, is herein called the "Prospectus."

          Each preliminary prospectus delivered to the underwriting syndicate for use in connection with the offering of the Common Shares and the prospectus filed as part of the Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and each preliminary prospectus and the Prospectus delivered to Claymore for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T. If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Common Shares, the Fund has complied or will comply with the requirements of Rule 111 under the 1933 Act relating to the payment of filing fees thereof.

          The foregoing representations in this Section 4(a) do not apply to statements or omissions relating to the members of the underwriting syndicate made in reliance on and in conformity with information furnished in writing to the Fund by the members of the underwriting syndicate or their agents expressly for use in the Registration Statement, the 462(b) Registration Statement, the Prospectus or preliminary prospectus (or any amendment of supplement to any of the foregoing).

     (b) INDEPENDENT ACCOUNTANTS. To the knowledge of the Fund, based on representations of PricewaterhouseCoopers LLP, as of the date of the report of the independent accountants contained in the Registration Statement, the accountants who certified the statement of assets and liabilities included in the Registration Statement are independent public accountants as required by the 1933 Act.

     (c) FINANCIAL STATEMENTS. The statement of assets and liabilities included in the Registration Statement and the Prospectus, together with the related notes, presents fairly the financial position of the Fund in all material respects at the date indicated; said statement has been prepared in conformity with U.S. generally accepted accounting principles ("GAAP").

     (d) NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (ii) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital shares.

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     (e)  GOOD STANDING OF THE FUND. The Fund has been duly organized and is validly existing as an unincorporated voluntary association in good standing under the laws of the Commonwealth of Massachusetts and has power and authority to own and lease its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (f)  NO SUBSIDIARIES. The Fund has no subsidiaries.

     (g) INVESTMENT COMPANY STATUS. The Fund is duly registered with the SEC under the 1940 Act as a closed-end, diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Fund or the Investment Adviser, threatened by the SEC.

     (h) CAPITALIZATION. The authorized, issued and outstanding shares of beneficial interest of the Fund are as set forth in the Prospectus. All issued and outstanding common shares of beneficial interest of the Fund have been duly authorized and validly issued and are fully paid and (except as described in the Registration Statement) non-assessable and have been offered and sold by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding common shares of beneficial interest of the Fund was issued in violation of the preemptive or other similar rights (if any) of any securityholder of the Fund.

     (i) DESCRIPTION OF COMMON SHARES. In all material respects, the Common Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same, to the extent such rights are set forth; no holder of the Common Shares will be subject to personal liability by reason of being such a holder (except as described in the Registration Statement) and the issuance of the Common Shares is not subject to the preemptive or other similar rights (if any) of any securityholder of the Fund.

     (j) ABSENCE OF DEFAULTS AND CONFLICTS. The Fund is not in violation of its agreement and declaration of trust or by-laws, each as amended from time to time, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances

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that would not result in a Material Adverse Effect), nor will such action result in any violation (except for such violations that will not result in a Material Adverse Effect) of the provisions of the agreement and declaration of trust or by-laws of the Fund, each as amended from time to time, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations, other than state securities or "blue sky" laws applicable in connection with the distribution of the Common Shares.

     (k) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

     (l) ACCURACY OF EXHIBITS. There are no material contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act or the 1940 Act which have not been so described and filed as required.

     (m) POSSESSION OF INTELLECTUAL PROPERTY. The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property.

     (n) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or under the rules of the New York Stock Exchange (the "NYSE") or NASD or state securities laws.

     (o) POSSESSION OF LICENSES AND PERMITS. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus, except where the absence of such possession would not result in a Material Adverse Effect; the Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the

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failure so to comply would not, singly or in the aggregate, have a Material
Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (p) SUBCHAPTER M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code" and the "Code," respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

     (q) ACCOUNTING CONTROLS. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization and with the applicable requirements of the 1940 Act and the Code;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act; (iii) access to assets is permitted only in accordance with the management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (r) ABSENCE OF UNDISCLOSED PAYMENTS. To the Fund's knowledge, neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

     (s) REGISTRATION RIGHTS. There are no persons with registration rights or other similar rights to have any securities of the Fund registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

     (t) NYSE LISTING. The Common Shares have been duly authorized for listing, upon notice of issuance, on the NYSE, and the Fund's registration statement on Form 8-A under the 1934 Act has become effective.

5. REPRESENTATIONS AND WARRANTIES BY THE INVESTMENT ADVISER. The Investment Adviser represents and warrants to Claymore as of the date hereof as follows:

     (a) GOOD STANDING OF THE INVESTMENT ADVISER. The Investment Adviser has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of California with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except to the extent that failure to be so qualified and in

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good standing would not have a material adverse effect on the Investment
Adviser's ability to provide services to the Fund.

     (b) INVESTMENT ADVISER STATUS. The Investment Adviser is duly registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"), and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting as investment manager under the investment management agreement between it and the Fund (the "Management Agreement") as contemplated by the Prospectus.

     (c) DESCRIPTION OF INVESTMENT ADVISER. The descriptions of the Investment Adviser in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act and the rules and regulations thereunder, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) CAPITALIZATION. The Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, this Agreement and the Management Agreement.

     (e) AUTHORIZATION OF AGREEMENTS, ABSENCE OF DEFAULTS AND CONFLICTS. This Agreement and the Management Agreement have each been duly authorized, executed and delivered by the Investment Adviser, and the Management Agreement constitutes a valid and binding obligation of the Investment Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution thereunder may be limited by federal and state law; and neither the execution and delivery of this Agreement or the Management Agreement nor the performance by the Investment Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Investment Adviser is a party or by which it is bound, the organizational documents of the Investment Adviser, or, to the Investment Adviser's knowledge, any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its properties or operations, except where such breach would not have a material adverse effect on the Investment Adviser's ability to perform the services contemplated by such agreement; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement or the Management Agreement, except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act, the rules of the NYSE or NASD, or state securities laws.

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     (f)  NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of the Investment Adviser to perform its obligations under this Agreement and the Management Agreement.

     (g) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Investment Adviser, threatened against or affecting either the Investment Adviser or any parent or subsidiary of the Investment Adviser or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, materially and adversely affect the properties or assets of the Investment Adviser or materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Management Agreement, or which is required to be disclosed in the Registration Statement and the Prospectus (and has not been so disclosed).

     (h) ABSENCE OF VIOLATION OR DEFAULT. The Investment Adviser is not in violation of its organizational documents or in default under any material agreement, indenture or instrument, where such violation or default would reasonably be expected to have a material adverse effect on the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Management Agreement.

6.   COVENANTS OF THE FUND.

     (a)  The Fund covenants with Claymore as follows:

          (i) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. For a period of one year from the date hereof, the Fund, subject to Section 6(a)(ii), will comply with the requirements of Rule 430A under the 1933 Act or Rule 434 under the 1933 Act, as applicable, and will notify Claymore immediately, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (B) of the receipt of any comments from the SEC, (C) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or statement of additional information and (D) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, or of the initiation or, to the knowledge of the Fund, threatening of any proceedings for any of such purposes. The Fund will promptly effect the filings necessary pursuant to Rule 497 under the 1933 Act and will take such steps as it deems necessary to ascertain promptly whether the form of

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                 prospectus transmitted for filing under Rule 497 was received for filing by the SEC and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to
                 Section 8(e) of the 1940 Act and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

          (ii) FILING OF AMENDMENTS. For a period of one year from the date hereof, the Fund will give Claymore notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the 1933 Act), any term sheet or any amendment, supplement or revision to the prospectus included in the Registration Statement at the time it became effective, and will furnish Claymore with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be.

          (iii) DELIVERY OF REGISTRATION STATEMENTS. The Fund has furnished or will deliver to Claymore, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and a signed copy of all consents and certificates of experts, and will also deliver to Claymore, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to Claymore will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T. No copy of a post-effective amendment shall be required to be delivered after one year from the date hereof.

          (iv) DELIVERY OF PROSPECTUSES. The Fund has delivered to Claymore, without charge, as many copies of each preliminary prospectus as Claymore reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act, subject to Section 2(a) of this Agreement. The Fund will furnish to Claymore, without charge, during the period when the Prospectus is required to be delivered by an underwriter or dealer under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as Claymore may reasonably request. The Prospectus and any amendments or supplements thereto furnished to Claymore will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (v) CONTINUED COMPLIANCE WITH SECURITIES LAWS. If at any time it shall be necessary, in the opinion of the Fund's counsel, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Fund will promptly prepare and file

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                 with the SEC such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to Claymore such number of copies of such amendment or supplement as Claymore may reasonably request; provided that, if the supplement or amendment is required exclusively as a result of a misstatement in or omission from the information provided to the Fund in writing by the underwriting syndicate expressly for use in the Prospectus, the Fund may deliver such supplement or amendment to Claymore at a reasonable charge not to exceed the actual cost thereof to the Fund.

          (vi) BLUE SKY QUALIFICATIONS. The Fund will use its best efforts, in cooperation with Claymore and/or the underwriting syndicate, to qualify the Common Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as Claymore may designate (if qualification is required under applicable law) and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Common Shares have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (vii) RULE 158. The Fund will make generally available to its securityholders as soon as practicable an earnings statement, if applicable, for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (viii) USE OF PROCEEDS. The Fund will use the net proceeds received by it from the sale of the Common Shares substantially in the manner specified in the Prospectus under "Use of Proceeds."

          (ix) LISTING. The Fund will use its reasonable best efforts to cause the Common Shares to be duly authorized for listing on the NYSE, subject to notice of issuance, concurrently with the effectiveness of the Registration Statement.

          (x) REPORTING REQUIREMENTS. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the SEC pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the 1934 Act and the rules and regulations of the SEC thereunder, respectively.

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          (xi)   RULE 462(b) REGISTRATION STATEMENT. If the Fund elects to rely upon Rule 462(b) under the 1933 Act, the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, or as soon thereafter as practicable, and the Fund shall at the time of filing either pay to the SEC the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

7.   STANDARD OF CARE.

          Claymore shall perform its duties and obligations hereunder in good faith and as a reasonable person in like circumstances would perform such duties and obligations.

8.   INDEMNIFICATION.

     (a) Claymore shall indemnify and hold harmless the Fund, the Investment Adviser and their respective affiliates, shareholders, officers, trustees, directors, agents and employees from and against any losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) to which they may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any breach by Claymore of any provision of this Agreement; (ii) any willful misfeasance or negligence by Claymore in the performance of its duties and obligations hereunder; (iii) any violation of any applicable law by Claymore, its employees, agents or representatives; or (iv) any acts or omissions of the Investment Adviser or the Fund and their respective affiliates, partners, shareholders, officers, directors, agents and employees taken or not taken, as the case may be, in reliance upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's Registration Statement or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent such statement or omission relates to Claymore or the services it provides to the Fund and the Investment Adviser.

     (b) The Fund shall indemnify and hold harmless Claymore and its affiliates, shareholders, officers, directors, agents and employees from and against any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) to which they may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any material breach by the Fund of any provision of this Agreement; (ii) any willful misfeasance or gross negligence by the Fund in the performance of its duties and obligations hereunder; or (iii) any violation of any applicable law by the Fund, its employees, agents or representatives.

     (c) The Investment Adviser shall indemnify and hold harmless Claymore and its affiliates, shareholders, officers, directors, agents and employees from and against any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) to which they may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any material breach by the Investment Adviser of any provision of this Agreement; or (ii) any willful misfeasance or negligence by the Investment Adviser in the performance of its duties and obligations hereunder; or (iii) any violation of any applicable law in relation to the Fund by the Investment Adviser, its employees, agents or representatives.

     (d) The indemnified party (the "Indemnified Party") shall give notice to the other party (the "Indemnifying Party") promptly after the summons or other first legal process is served on the Indemnified Party for any claim, notice of claim or arbitration demand as to which indemnity may be sought pursuant to paragraphs (a), (b) and (c) of this Section 8. The Indemnifying Party shall assume the defense of any such claim or any litigation resulting from it, with counsel selected by it with the approval of the Indemnified Party, which approval shall not be unreasonably withheld; provided that the Indemnified Party may participate in such defense at its own expense. The failure of the Indemnified Party to give notice as provided in this paragraph (d) shall not relieve the Indemnifying Party from any liability unless such failure to give proper notice materially prejudices the Indemnifying Party's ability to defend the claim. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation.

     (e) The provisions of this Section 8 shall survive the termination of this Agreement.

9.   FEES.

          The parties agree that their respective costs and expenses in connection with this Agreement shall be addressed as provided in this Section
9. In order for any cost or expense of a party to be properly shared or reimbursed in accordance with this Section 9, such cost or expense must have been reasonably incurred, must be eligible for reimbursement by the Fund under its declaration of trust and bylaws, as amended, the 1940 Act and any other applicable law or regulation, must be accurately accounted for and must be subject to review by the reimbursing or paying party. For purposes of this Agreement, organizational and offering costs and expenses shall include out-of-pocket expenses of the underwriters (including reasonable fees and disbursements of counsel to the underwriters) required to be reimbursed in the event such underwriting agreement is terminated under certain circumstances specified therein.

     If (a) the offering costs (other than the sales load) with respect to the Fund and (b) the aggregate travel and marketing costs and expenses of the Adviser and Claymore (the "Covered Expenses") (the aggregate costs and expenses in (a) and (b) being the "Total Expenses") are equal to or less than $0.03 per Common Share sold in the offering (including all Common Shares sold pursuant to the exercise of any over-allotment option granted to the underwriting syndicate) (the "Reimbursement Cap"), the Fund (and not the Investment Adviser) will (i) reimburse all such costs and expenses and, (ii) to the extent permitted by law and to the extent that the Reimbursement Cap has not otherwise been paid pursuant to clause (i) above, pay to Claymore as payment for distribution assistance up to 0.10% of the public offering price of Common Shares sold in the offering (including all Common Shares sold pursuant to the exercise of any over-allotment option granted to the underwriting syndicate) up to, but not exceeding, the difference between the Total Expenses and the Reimbursement Cap. At no time will the Investment Adviser be responsible for all or any portion of such payment for distribution assistance (even if the Total Expenses exceed the Reimbursement Cap). The Fund shall bear all Covered Expenses to the extent such expenses, together with the offering costs of the Fund (other than the sales load), do not in the aggregate exceed the Reimbursement Cap. The Adviser and Claymore hereby agree to (i) pay all Total Expenses that exceed the Reimbursement Cap and (ii) reimburse all organizational expenses of the fund.

10.  NOTICES.

          Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified first class mail, return receipt requested, nationally recognized overnight courier service, or by facsimile, electronic mail or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Fund, the Investment Adviser and Claymore shall be given or sent to the addresses set forth below.

          If to the Fund:

                   Western Asset/Claymore U.S. Treasury
                   Inflation Protected Securities Fund
                   c/o Western Asset Management Company
                   117 East Colorado Boulevard
                   Pasadena, CA  91105
                   Attention: Gregory B. McShea
                   Telephone No.: 626.844.9985
                   Fax No.: 626.844.8265

          If to the Investment Adviser:

                   Western Asset Management Company
                   117 East Colorado Boulevard
                   Pasadena, CA 91105
                   Attention: James W. Hirschmann III
                   Telephone No.: 626.844.9515
                   Fax No.: 626.844.9915

          If to Claymore:

                   Claymore Securities, Inc.
                   210 N. Hale Street
                   Wheaton, Illinois  60187
                   Attention: Nicholas Dalmaso
                   Telephone No.: 630.315.2036
                   Fax No.: 630.784.6303
                   e-mail: ndalmaso@claymoresecurities.com

11.  TERMINATION AND AMENDMENT.

     (a) This Agreement shall become effective as of the date set forth above and may be terminated by the Fund or the Investment Adviser upon 30 days notice in writing to Claymore; provided, that this Agreement shall be deemed automatically terminated upon the termination of the Servicing Agreement.

     (b) This Agreement may be amended only by a writing signed by the parties hereto.

12.  MISCELLANEOUS.

     (a) This Agreement sets forth the entire Agreement between the parties hereto and replaces and supersedes all other understandings, commitments, and agreements relating to the subject matter hereof.

     (b) This Agreement may be assigned by any party hereto only with the prior written consent of the other parties hereto.

     (c) No waiver of any provision of this Agreement or the performance thereof shall be effective unless in writing signed by the party making such waiver or shall be deemed to be a waiver of any other provision or the performance thereof or of any future performance.

     (d) If any provision of this Agreement is determined to be unenforceable, the remaining provisions shall remain enforceable to the extent permissible.

     (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     (f) This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without reference to the conflict of laws principles thereof.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

WESTERN ASSET/CLAYMORE U.S. TREASURY
INFLATION PROTECTED SECURITIES FUND


By:
   -----------------------------
   Name:
   Title:


CLAYMORE SECURITIES, INC.


By:
   -----------------------------
   Name: Nicholas Dalmaso
   Title: Senior Managing Director and General Counsel


WESTERN ASSET MANAGEMENT COMPANY


By:
   -----------------------------
   Name:
   Title: